Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302

Subsidiary:	Trustco Bank	NASDAQ -- TRST

Contact:	Robert Leonard
Executive Vice President and
Chief Risk Officer
(518) 381-3693

 TrustCo to Release Second Quarter
2020 Results on July 21, 2020;
 Conference Call on July 22, 2020

FOR IMMEDIATE RELEASE:

Glenville, New York – July 10, 2020

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced that it will release second quarter 2020 results after the market close on July 21, 2020.  Results are released on the 21st of the reporting months (January, April, July and October), or on the next day that equity markets are open if the 21st falls on a Friday, weekend or holiday.  A conference call to discuss the results will be held at 9:00 a.m. Eastern Time on July 22, 2020.  Those wishing to participate in the call may dial toll-free 1-888-339-0764.  International callers must dial 1-412-902-4195.  Please ask to be joined into the TrustCo Bank Corp NY / TRST call.  A replay of the call will be available for thirty days by dialing 1-877-344-7529 (1-412-317-0088 for international callers), Conference Number 10146338.

The call will also be audio webcast at https://services.choruscall.com/links/trst200722.html, and will be available for one year.  The earnings press release will be posted on the Company’s Investor Relations website at: http://www.snl.com/irweblinkx/corporateprofile.aspx?iid=100465.  Other information, including the Company’s most recent annual report, proxy statement and filings with the Securities and Exchange Commission can also be found at this website.

TrustCo Bank Corp NY is a $5.3 billion savings and loan holding company and through its subsidiary, Trustco Bank, operates 148 offices in New York, New Jersey, Vermont, Massachusetts, and Florida.  For more information, visit www.trustcobank.com.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services.

The common shares of TrustCo are traded on The NASDAQ Global Select Market under the symbol TRST.

Safe Harbor Statement

All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during current and future periods and for the growth of loans and deposits throughout our branch network, our ability to capitalize on economic changes in the areas in which we operate and the extent to which higher expenses to fulfill operating and regulatory requirements recur or diminish over time.  Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  the effect of the COVID-19 pandemic on our business, financial condition, liquidity and results of operations; our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; our ability to comply with the supervisory agreement entered into with Trustco Bank’s regulator and potential regulatory actions if we fail to comply; restrictions or conditions imposed by our regulators on our operations that may make it more difficult for us to achieve our goals; the future earnings and capital levels of Trustco Bank and the continued ability of Trustco Bank under regulatory rules and the supervisory agreement to distribute capital to TrustCo, which could affect our ability to pay dividends; results of examinations of Trustco Bank and TrustCo by our respective regulators; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board, inflation, interest rates, market and monetary fluctuations; the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; real estate and collateral values; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; changes in local market areas and general business and economic trends, as well as changes in consumer spending and saving habits; our success at managing the risks involved in the foregoing and managing our business; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and in our subsequent quarterly reports on Form 10-Q or other securities filings.